SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

DREYFUS 100% U.S. TREASURY MONEY MARKET FUND

DREYFUS BASIC MONEY MARKET FUND, INC.

DREYFUS BASIC U.S. GOVERNMENT MONEY MARKET FUND

DREYFUS CASH MANAGEMENT

DREYFUS CASH MANAGEMENT PLUS, INC.

DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS

DREYFUS LIQUID ASSETS, INC.

DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND

DREYFUS MONEY MARKET INSTRUMENTS, INC.

DREYFUS MUNICIPAL CASH MANAGEMENT PLUS

DREYFUS MUNICIPAL FUNDS, INC.

DREYFUS MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS NEW YORK AMT-FREE MUNICIPAL MONEY MARKET FUND

DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT

DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND

DREYFUS TAX EXEMPT CASH MANAGEMENT FUNDS

DREYFUS TREASURY & AGENCY CASH MANAGEMENT

DREYFUS TREASURY PRIME CASH MANAGEMENT

DREYFUS VARIABLE INVESTMENT FUND

DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

GENERAL MONEY MARKET FUND, INC.

(Name of Registrants as Specified in Charters)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:___________
	(2)	Aggregate number of securities to which transaction applies:__________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

	(4)	Proposed maximum aggregate value of transaction:__________________
	(5)	Total fee paid: _______________________________________________

☐	Fee previously paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:____________________________
	(2)	Form, schedule or registration statement no.:_____________
	(3)	Filing party:______________________________________
	(4)	Date filed: _______________________________________

FINAL PROXY LITE SCRIPT

Hello. I’m calling from the DREYFUS Funds because we have been trying to contact you regarding an important shareholder meeting matter that requires your immediate attention. Due to lack of shareholder participation, your shareholder meeting has been adjourned to December 28.

We still have not received your vote. Your vote on the proposals is critical to the success of your Dreyfus Fund.

We ask that you vote immediately so that your Dreyfus Fund can hold the meeting.

To vote, please call 1-866-776-7031.

Thank you; and thank you for investing with Dreyfus.